UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2010

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Master Repurchase Agreement

On December 2, 2010, Starwood Property Mortgage Sub-3, L.L.C. (“SPM Sub-3”), an indirect wholly-owned subsidiary of Starwood Property Trust, Inc. (the “Company”), entered into a Master Repurchase Agreement (the “Repurchase Agreement”) with Goldman Sachs Mortgage Company (the “Buyer”).  The Repurchase Agreement will be used to finance the acquisition or origination by SPM Sub-3 of eligible mortgage loans as more particularly described in the Repurchase Agreement.  The Repurchase Agreement provides for asset purchases by the Buyer of up to $150 million (the “Facility”).

Advances under the Repurchase Agreement accrue interest at a per annum Pricing Rate equal to the sum of 30 day LIBOR plus a margin of between 1.95% and 2.25% depending on the loan-to-value ratio of the purchased mortgage loan. During the existence of an Event of Default, interest accrues at the Default Rate, which is equal to the applicable Pricing Rate in effect on such date plus 2.0%.  The maturity date of the Facility is December 3, 2012.

In connection with the Repurchase Agreement, the Company provided a Guaranty (the “Guaranty”), under which the Company guarantees the obligations of SPM Sub-3 under the Repurchase Agreement up to a maximum liability of  25% of the then currently outstanding Repurchase Price of all Purchased Loans. The Company is also liable under the Guaranty for customary “bad-boy” events.

The Repurchase Agreement and the Guaranty contain various affirmative and negative covenants including the following financial covenants applicable to the Company: (i) ratio of EBITDA to interest expense for any calendar quarter shall not be less than 2.0 to 1.0; (ii) ratio of total indebtedness to total assets shall not be greater than .75 to 1.0, in each case adjusted to remove the impact of FAS 140, FAS 166 and FIN 46 and to the extent of related transfers to special purpose entities in connection with bona fide securitization transactions; (iii) cash liquidity shall not be less than $10 million and near cash liquidity shall not be less than $20 million; (iv) tangible net worth shall not be less than $750 million; and  (v) ratio of EBITDA to fixed charges shall not be less than 1.5 to 1.0..

The foregoing summary of the Repurchase Agreement and the transactions contemplated thereby contained in this Item 1.01 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Repurchase Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.  Capitalized terms used under the heading “Master Repurchase Agreement” in this Item 1.01 have the meaning given to such terms in the Repurchase Agreement.

Credit Agreement

On December 3, 2010, SPT Real Estate Sub II, LLC (“SPT II”), a direct, wholly-owned subsidiary of Starwood Property Trust, Inc. (the “Company”), entered into a term loan Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent (the “Agent”) and as lender, and the Company, SPT Operations, LLC, SPT Real Estate Sub I, LLC, Starwood Property Mortgage, LLC, 88th Street Partners LLC and Starwood Mortgage WD, L.L.C., as guarantors (the “Guarantors”).   The Credit Agreement has initial availability of $125,195,000 with the possibility of increasing the amount of the loans provided thereunder to $150,000,000.

The proceeds of the Credit Agreement were used to partially finance the acquisition of a senior secured note due March 15, 2015 in the amount of $205,000,000 (the “Purchased Note”) from Bank of America, N.A.  The Purchased Note is due from certain special purpose entities that were formed to hold substantially all of the assets of a worldwide operator of hotels, resorts and timeshare properties and is secured by substantially all such assets, including, among other things, owned and leased domestic and international hotel properties, joint venture interests in entities that own hotel properties, franchise agreements and management agreements relating to hotel properties and trademarks and other intellectual property rights.  The Purchased Note may, under certain circumstance, be exchanged for pass-through certificates issued by a trust.

Advances under the Credit Agreement accrue interest at a per annum rate based on LIBOR or a base rate, at the election of SPT II. The margin can vary between 2.35% and 2.50% over LIBOR, and between 1.35% and 1.50% over base rate, based on the performance of the assets securing the Purchased Note.  The initial maturity date of the Credit Agreement is November 30, 2013, subject to a 12 month extension option, exercisable by SPT II upon satisfaction of certain conditions set forth in the Credit Agreement.

In connection with the Credit Agreement, SPT II entered into a Security Agreement (the “Security Agreement”) with the Agent, under which SPT II granted a security interest in substantially all its assets to the Agent as security for its obligations under the Credit Agreement, including, among other things, the Purchased Note.  In connection with the Credit Agreement, the Company entered into a Pledge Agreement (the “Pledge Agreement”) with the Agent, under which the Company granted a security interest in its membership interests in SPT II to the Agent as security for its obligations as a guarantor under the Credit Agreement.  The obligations of SPT Operations, LLC, SPT Real Estate Sub I, LLC, Starwood Property Mortgage, LLC, 88th Street Partners LLC and Starwood Mortgage WD, L.L.C., as guarantors under the Credit Agreement, are unsecured.

The Credit Agreement contains various affirmative and negative covenants that, subject to certain exceptions, among other things, limit or restrict the Company’s (and, in certain cases, the Guarantors’ and the Guarantor’s subsidiaries’) ability to (i) incur liens, (ii) make investments in or loans to entities, (iii) incur indebtedness, (iv) merge, consolidate or transfer or dispose of substantially all assets, (v) sell, transfer or otherwise dispose of property and assets, (vi) pay dividends and make certain other restricted payments, (vii) change the nature of their businesses, and (viii) enter into transactions with affiliates.  The Credit Agreement, contains the following financial covenants applicable to the Company: (a)  ratio of total indebtedness to total assets shall not be greater than .75 to 1.0, adjusted to remove the impact of FIN 46 and FAS 166 and to the extent of related transfers to special purpose entities in connection with bona fide securitization transactions; (b) cash liquidity shall not be less than $10 million and the sum of cash liquidity and near cash liquidity shall not be less than $30 million; (c) tangible net worth shall not be less than $750 million, plus 75% of net cash proceeds of the any sales of equity interests; and (d) ratio of EBITDA to fixed charges shall not be less than 1.5 to 1.0.

The Credit Agreement provides for customary events of default.  If an event of default occurs and is continuing, then the Agent may declare the principal of, and any accrued interest on, the loans made under the Credit Agreement to be due and payable immediately.  In addition, upon the occurrence and during the continuance of an event of default, interest will accrue at an additional 2% per annum over the rate applicable to base rate loans.

The foregoing summary of the Credit Agreement and the transactions contemplated thereby contained in this Item 1.01 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Credit Agreement, a copy of which is attached as Exhibit 10.2 and incorporated herein by reference.  Capitalized terms used under the heading “Credit Agreement” in this Item 1.01 have the meaning given to such terms in the Credit Agreement.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

10.1	Master Repurchase Agreement, dated December 2, 2010, between Starwood Property Mortgage Sub-3, L.L.C. and Goldman Sachs Mortgage Company

10.2

Credit Agreement, dated December 3, 2010, among SPT Real Estate Sub II, LLC, Starwood Property Trust, Inc. and certain subsidiaries of Starwood Property Trust, Inc., as guarantors, and Bank of America, N.A., as administrative agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2010	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ ANDREW J. SOSSEN
	Name:	Andrew J. Sossen
	Title:	Authorized Signatory

EXHIBIT INDEX

Exhibit Number	Description

10.1	Master Repurchase Agreement, dated December 2, 2010, between Starwood Property Mortgage Sub-3, L.L.C. and Goldman Sachs Mortgage Company

10.2

Credit Agreement, dated December 3, 2010, among SPT Real Estate Sub II, LLC, Starwood Property Trust, Inc. and certain subsidiaries of Starwood Property Trust, Inc., as guarantors, and Bank of America, N.A., as administrative agent